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                                                                August   , 1996


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

          Re:  Thirteenth Amendment to Financing Agreements

Gentlemen:

     Reference is made to the Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Company L.P. ("Borrower") dated as of June 16, 1992, as amended (the "Accounts Agreement") and all supplements thereto, and all other agreements, documents and instruments related thereto and executed in connection therewith (collectively, all of the foregoing, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set in the Financing Agreements.

     Borrower has requested certain modifications to the Financing Agreements and Congress is willing to agree to such modifications, subject to the terms and conditions set forth herein.

     In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

          1. Definitions. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned to such terms in the other Financing Agreements.

          2. Accounts Advances. Section 2.1 of the Accounts Agreement, as amended, is hereby deleted in its entirety and replaced with the following:

              "2.1 You shall, in your discretion, make loans to us from time to time, at our request, of up to eighty (80%) percent of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion determine from time to time); provided, that, for the period May 1, 1996 through August 31, 1996, you shall, in your discretion, make loans to us from time to time, at our request, of
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     up to eighty-five (85%) percent of the Net Amount of
     Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion as determined from time to time)."

     3.   Supplemental Loans.

          (a) In addition to the loans and advances which may be made by Congress to Borrower pursuant to the lending formulas set forth in the Financing Agreements, upon the request of Borrower made at any time and from time to time during the period April 1, 1996 to August 31, 1996, Congress shall, subject to the terms and conditions contained in the Financing Agreements, make supplemental loans to Borrower in such amounts from time to time as Congress shall in good faith determine, in its discretion, of up to $1,000,000 in excess of the amounts otherwise available to Borrower under the lending formulas set forth in the Financing Agreements, as calculated by Congress (the "Supplemental Loans").

          (b) The Supplemental Loans shall be secured by all Collateral and shall be payable ON DEMAND. In any event, unless sooner demanded by Congress, all outstanding and unpaid obligations arising pursuant to the Supplemental Loans (including, but not limited to, principal, interest, fees, costs and expenses) shall automatically, without notice or demand, be absolutely and unconditionally due and payable in cash or other immediately available funds on August 31, 1996.

     4.   Inventory Loans. During the period from May 1,
1996 through August 31, 1996, and only for such period, Section 2 of the letter re: Inventory Loans, dated December 31, 1994, by Borrower in favor of Congress (the "Inventory Loan Letter") is hereby amended by replacing the reference to "fifty (50%) percent" with "sixty (60%) percent".

     5. Conditions Precedent. The effectiveness of the amendments to the Financing Agreements provided for herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Congress:

     (a) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default; and

     (b) Congress shall have received, in form and substance satisfactory to Congress, an original of this Amendment, duly authorized, executed and delivered by Borrower, Ira Hechler, Robert Arnot, Gerald Lear, Eugene Wielepski, Gary
Brashers and Stanley Keller.


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          6.   Effect and Entirety of this Amendment.  Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby ratified and confirmed by all parties hereto as of the date hereof. This Amendment represents and incorporates the entire understanding and agreements of the parties with respect to the matters set forth herein and the parties hereto agree that there are no representations, warranties, covenants or understandings of any kind, nature or description whatsoever made by Congress to Borrower with respect to this Amendment, except as specifically set forth herein. This Amendment represents the final agreement between the parties as to the subject matter hereof and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties.

          7.   Waiver, Modification, Etc.   No provision or term hereof may
be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought.

          8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

          9.   Counterparts.   This Amendment may be executed in one or more
counterparts which, taken together, shall constitute the agreement of the parties.

                              Very truly yours,

                              I.C. ISAACS & COMPANY L.P.

                              By:  I.G. DESIGN, INC.,
                                     formerly known as Isbuyco, Inc.,
                                     General Partner

                                   By: /s/ Gerald W. Lear
                                       -----------------------
                                   Title: President
                                          --------------
Agreed and Accepted:

CONGRESS FINANCIAL CORPORATION

By:    Eric S. Miller
    ------------------------
Title: Asst. Vice President
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ACKNOWLEDGED:

/s/ Ira Hechler by John Hechler as Attorney-in-Fact
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IRA HECHLER

/s/ Robert Arnot
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ROBERT ARNOT

/s/ Gerald Lear
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GERALD LEAR

/s/ Eugene Wielepski
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EUGENE WIELEPSKI

/s/ Gary Brashers
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GARY BRASHERS

/s/ Stanley Keller
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STANLEY KELLER

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